EXHIBIT 99.1

Investor Relations contact: Jeffrey P. Harris Tel: 415-278-7933 investor_relations@gymboree.com Media Relations contact: Mark Mizicko Tel : 415-278-7503 media_relations@gymboree.com

The Gymboree Corporation Reports Second Quarter Sales Results;
Issues Preliminary Guidance for Third Quarter

San Francisco, Calif., August 6, 2009 – The Gymboree Corporation (NASDAQ: GYMB) reported net sales from retail operations for the second fiscal quarter ended August 1, 2009, of $212.3 million, an increase of 5% compared to net sales from retail operations of $202.8 million for the second fiscal quarter of the prior year. Comparable store sales for the second fiscal quarter decreased 1%.

The Company now expects earnings for the second fiscal quarter to be in the range of $0.36 to $0.39 per diluted share.  This is an improvement from the prior guidance of $0.19 to $0.24 per diluted share and reflects an anticipated $0.04 benefit from a lower than expected effective tax rate in the quarter.  This compares to earnings per diluted share results of $0.27 in the second fiscal quarter of the prior year.

“July provided a strong finish to the quarter allowing us to guide for better than expected top and bottom line results,” said Matthew McCauley, Chairman and CEO. “By offering great product at compelling prices through a combination of existing and new marketing efforts, we were able to drive better than expected revenues and, more importantly, year over year earnings growth.”

The Company expects comparable store sales for the third fiscal quarter to be down in the range of low single digits.  It anticipates earnings per diluted share for the third fiscal quarter in the range of $0.95 to $1.03.  Management will provide more background around its earnings guidance on its second quarter earnings conference call scheduled for August 19 after market close.

Management Presentation

For more information about July and second quarter sales, please listen to The Gymboree Corporation’s monthly sales recording by calling the Company’s Investor Relations Hotline at 415-278-7933. The recording will be available Thursday, August 6 at 7:55 a.m. ET through Wednesday, August 12 at 11:59 p.m. PT.

The live broadcast of the discussion of second quarter 2009 financial results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, August 19, 2009. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, August 26, 2009, at 800-642-1687.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of August 1, 2009, the Company operated a total of 926 retail stores: 624 Gymboree® stores (591 in the United States, 31 in Canada and 2 in Puerto Rico), 135 Gymboree Outlet stores, 120 Janie and Jack® shops and 47 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers Gymboree Play & Music® directed parent-child developmental play programs at 616 franchised and Company-operated centers in the United States and 30 other countries.

Forward-Looking Statements

The foregoing financial information for the second fiscal quarter ended August 1, 2009, is unaudited and subject to quarter-end and year-end adjustment.  The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation’s anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could vary materially as a result of a number of factors, including increasing levels of unemployment and consumer debt, extreme volatility in the financial markets, current recessionary economic conditions, customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 31, 2009. These forward-looking statements reflect The Gymboree Corporation’s expectations as of August 1, 2009.  The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree and Janie and Jack and Crazy 8 are registered trademarks of The Gymboree Corporation.

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